UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

Medical Alarm Concepts Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-153290	26-3534190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Church Road, Suite B, King of Prussia, Pa	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 639-2929

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

The Board of Directors of Medical Alarm Concepts Holding, Inc., a Nevada corporation (the “Company”), has approved a reverse stock split of the Company’s common stock, Preferred Series A stock and Preferred Series B stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-800 (the “Reverse Stock Split”). In addition,

On January 20, 2014, the Company issued a press release announcing the Reverse Stock Split.

Reasons for the Reverse Stock Split:

Potential Increased Investor Interest

The Board of Directors believes the increased market price of the Common Stock expected as a result of implementing a reverse stock split and corresponding reduction in the total number of authorized shares of Common Stock will improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending lower-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  Although it should be noted that the liquidity of the Common Stock may be harmed by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split, the Board of Directors is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Possible Improvements in the Company's Ability to Form Distribution and other Business Partnerships

The Board of Directors believes the Company's ability to form additional distribution and other business partnerships will be enhanced if the Company's common shares no longer trade at the sub-penny or single-digit-penny level. The perception among the Company’s potential distribution and other business partners is that companies with higher stock prices are usually higher quality companies than are companies with lower stock prices. The Board of Directors believes the Company's ability to form partnerships will be enhanced by effecting the reverse stock split.

Improve the Perception of Our Common Stock as an Investment Security

The Board believes a reverse stock split of our shares and the likely significantly higher share price that would result will improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity. If Common Shares continue to trade in the sub-penny or single penny range, the Board believes the true value of the shares may not be realized due to the perception that companies that have lower priced stocks are not as high quality as companies with higher priced stocks.

Increased Attention on our Debt Elimination and Balance Sheet Restructuring Efforts

The Board of Directors believes that if the Reverse Splits are not effected, the value of the significant debt reductions and the elimination of Management’s anti-dilution rights offered under recently signed Global Settlement Agreement may not be fully realized because investors may be unwilling to invest in a Company will a sub-penny stock price.

Better Allowance for the Depositing of Common Share Stock Certificates at Brokerage Firms for our Certificate Holding Investors in the Company

Nearly all brokerage firms have placed severe restrictions on the depositing of common share stock certificates into brokerage accounts when the underlying shares trade at very low prices. This is of particular concern relative to our common stock. Effecting a Reverse Stock Split will likely have the effect of significantly raising the price of the shares and likely resulting in making it easier for our investors who hold certificates to trade the shares.

Decreased Stock Price Volatility

The Board of Directors believes that the increase in the stock price that it expects to result from the reverse stock split may decrease price volatility, as small changes in the price of the Company’s Common Stock currently result in relatively large percentage changes in the stock price.

Effects of the Reverse Stock Split

The Reverse Stock Split becomes effective with FINRA (the Financial Industry Regulatory Authority) setting a final records date (the “Effective Date”), whereupon the shares of common stock will begin trading on a split-adjusted basis. On the Effective Date, the Company’s trading symbol will change to “MDHID” for a period of 20 business days, after which the “D” will be removed from the Company’s trading symbol, which will revert to the original symbol of “MDHI”.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 800.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares. Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

West Coast Stock Transfer, Inc.

721 N. Vulcan Ave. Ste. 205 Encinitas, CA 92024

(619) 664-4780 p

(760) 452-4423 f

State Filing. The Reverse Stock Split was effected by the Company filing a Certificate of Change (the “Certificate”) pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of the State of Nevada on February 14, 2014. Under Nevada law, no amendment to the Company’s Articles of Incorporation is required in connection with the Reverse Stock Split.

No Stockholder Approval Required. Under Nevada law, because the Reverse Stock Split was approved by the Board of Directors of the Company in accordance with NRS Section 78.207, no stockholder approval is required. NRS Section 78.207 provides that the Company may affect the Reverse Stock Split without stockholder approval if (x) both the number of authorized shares of Common Stock and the number of outstanding shares of Common Stock are proportionally reduced as a result of the Reverse Stock Split (y) the Reverse Stock Split does not adversely affect any other class of stock of the Company and (z) the Company does not pay money or issue script to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. As described herein, the Company has complied with these requirements.

Capitalization. As a result of the Reverse Stock Split, the Company will be authorized to issue 20,000,000 shares of Common Stock. As a result of the Reverse Stock Split, there will be approximately 5,518,541 shares of Common Stock outstanding. The Reverse Stock Split will not have any effect on the stated par value of the Common Stock. As a result of the Reverse Stock Split, there will be 20,000,000 common shares authorized. At this time there are no plans to issue shares in excess of the 5,518,541 with the additional shares being reserved for strategic acquisitions, employee retention and recruitment, or for issuances relating to fund raising activities to ensure the Company’s current robust growth rate can be maintained.

The Company will be authorized to issue 100,000 shares of Preferred Series A and 625,000 Preferred Series B.

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

All options, warrants and convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be appropriately adjusted by dividing the number of shares of Common Stock into which the options, warrants and convertible securities are exercisable or convertible by 800 and multiplying the exercise or conversion price thereof by 800, as a result of the Reverse Stock Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL ALARM CONCEPTS HOLDINGS, INC.

By: /s/ Ronnie Adams

Ronnie Adams